Exhibit 99.1

Conference Call and Webcast

Today, Monday, April 29, 2019 at 11:00 a.m. ET

334/323-0505, conference ID 2037031 or www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release
CONTACT: B. Caroline Beasley Chief Executive Officer Beasley Broadcast Group, Inc. 239/263-5000 or ir@bbgi.com	Joseph Jaffoni, Jennifer Neuman JCIR 212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP 2019 FIRST QUARTER

NET REVENUE RISES 4.6% TO $57.7 MILLION

First Quarter 2019 Net Income of $1.4 Million and Station Operating Income Rises 6.2% to $10.2 Million

NAPLES, Florida, April 29, 2019 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a large- and mid-size market radio broadcaster, today announced operating results for the three-month month period ended March 31, 2019.

The results presented herein reflect actual results including the operations of WXTU-FM in the three months ended March 31, 2019.

Summary of First Quarter 2019 Results

In millions, except per share data	Three Months Ended March 31,
	2019	2018
Net revenue	$57.7	$55.2
Operating income [1]	6.8	0.4
Net income (loss) [1]	1.4	(3.2)
Net income (loss) per diluted share [1]	0.05	(0.11)
Station operating income (SOI—non-GAAP)	$10.2	$9.6

[1]

Operating income, net loss and net loss per diluted share in the three months ended March 31, 2018 were impacted by a $4.4 million charge due to the change in fair value of contingent consideration while 2019 first quarter results reflect a $3.5 million gain on dispositions.

The $2.5 million, or 4.6%, year-over-year increase in net revenue during the three months ended March 31, 2019 reflects growth in the Company’s Philadelphia cluster primarily related to the September 2018 acquisition of WXTU-FM, growth in the Company’s Tampa cluster primarily related to the 2018 acquisition of an event company, and revenue growth in three of the Company’s other radio markets, partially offset by declines in the remaining markets where the company operates.

Beasley reported operating income of $6.8 million in the first quarter of 2019 compared to operating income of $0.4 million in the first quarter of 2018. The year-over-year increase in operating income reflects the higher revenue and a 2019 first quarter gain of $3.5 million on dispositions while the year ago period was impacted by a $4.4 million charge due to the change in fair value of contingent consideration.

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Beasley Broadcast Group, 4/29/19	page 2

The $1.4 million, or $0.05 per diluted share, in 2019 first quarter net income primarily reflects the higher operating income during the period which more than offset a $1.0 million year-over-year increase in interest expense.

Station Operating Income (SOI, a non-GAAP financial measure) rose $0.6 million or 6.2% year-over-year in the first quarter of 2019 to $10.2 million. The year-over-year increase reflects the net revenue growth during the period which more than offset a 4.3% year-over-year rise in station operating expenses related to the Company’s expanded platform.

Please refer to the “Calculation of SOI” and “Reconciliation of Net Income to SOI” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “The ongoing execution of our strategies to expand our scale, diversify our revenue mix and leverage the value of our premium local brands and content continued to serve Beasley well in the first quarter of 2019. The strength of our station clusters in three of our top five largest revenue markets as well as contributions from recent acquisitions and station swaps resulted in a 4.6% revenue increase and more than offset the $0.8 million year-over-year decline in revenue from our prior relationship with United States Traffic Network, which was discontinued in the third quarter of 2018. As a result, Beasley’s first quarter net income rose to $1.4 million, we generated a 6.2% year-over-year increase in SOI and generated an overall margin improvement.

“The $2.9 million year-over-year decline in first quarter free cash flow was due to a $1.0 million gain due to a pension plan termination in the prior year period, as well as an approximate $1.0 million increase in interest expense related to the WXTU-FM acquisition and an approximate $0.7 million increase in capital expenses. As we move through the remainder of 2019, we expect the operating and financial benefits of our disciplined approach to building Beasley’s broadcast and digital platform to become more visible.

“During the first quarter, we continued to advance our initiatives focused on premium local programming to support ratings and market leadership, while aggressively rolling out our digital offerings and distribution capabilities to create new value for consumers and advertisers. In this regard, we made significant progress in expanding our local and national digital content production to reinforce and grow Beasley’s leadership position and distribution across all audio platforms in our markets, including the development of new podcasts featuring our biggest local franchises. We also launched Beasley XP, our new Esports Division that creates original multi-platform content featuring some of the country’s most competitive Esports teams and targets the booming audience of fans and gamers. In addition, we invested in an e-commerce platform which enables us to leverage the extensive reach and listener engagement of our local content, particularly around our marquee sports brands, to generate incremental revenue from the rapidly expanding direct-to-consumer marketplace for apparel and merchandise.

“In addition to our growth and diversity initiatives, we remain committed to enhancing shareholder value through capital returns and leverage reduction. In the first quarter, we used cash from operations to pay our twenty-second consecutive quarterly cash dividend and made voluntary debt repayments of approximately $2.5 million, ending March 31, 2019 with total outstanding debt of $249.5 million. In the second quarter to date, we have reduced our total outstanding debt by an additional $1.5 million, and we intend to use our free cash flow to continue to make voluntary prepayments throughout the remainder of the second quarter and the balance of 2019.

Beasley Broadcast Group, 4/29/19	page 3

“Looking ahead, we remain confident in our prospects going forward and continue to believe that Beasley’s ongoing initiatives to diversify and drive revenue, productivity and efficiency across our platforms, combined with prudent management of our capital structure, is a proven formula for sustained long term financial growth and enhanced shareholder returns. Our platform, market position, ratings and content are strong, and as the number one reach medium, we remain confident in the radio industry’s future. We look forward to realizing the full value of our recent investments and intend to continue our strategic priorities of reducing debt and leverage, improving top- and bottom-line performance and taking advantage of opportunities that will create new value for our shareholders.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, April 29, 2019, at 11:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 334/323-0505, conference ID 2037031 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time until 10:00 a.m. ET on Monday, April 29, 2019. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Celebrating its 58th anniversary this year, Beasley Broadcast Group, Inc., (www.bbgi.com) was founded in 1961 by George G. Beasley who remains the Company’s Chairman of the Board. Beasley Broadcast Group owns and operates 64 stations (46 FM and 18 AM) in 15 large- and mid-size markets in the United States. Approximately 19 million consumers listen to Beasley radio stations weekly over-the-air, online and on smartphones and tablets and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. For more information, please visit www.bbgi.com.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Free Cash Flow (FCF) consists of SOI less station stock-based compensation expense, corporate general and administrative expenses, interest expense, current income tax expense and capital expenditures plus amortization of debt issuance costs and interest income.

SOI and FCF are measures widely used in the radio broadcast industry. The Company recognizes that because SOI and FCF are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI and FCF provide meaningful information to investors because they are important measures of how effectively we operate our business (i.e., operate radio stations) and assist investors in comparing our operating performance with that of other radio companies.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “Looking ahead,” “look forward,” “intends,” “believe,” “hope,” “plan,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected income; shareholder value; revenues; and growth. Key risks are described in our reports filed with the SEC including in our annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

Beasley Broadcast Group, 4/29/19	page 4

•	external economic forces that could have a material adverse impact on the Company’s advertising revenues and results of operations;
•	the ability of the Company’s radio stations to compete effectively in their respective markets for advertising revenues;
•	the ability of the Company to develop compelling and differentiated digital content, products and services;
•	audience acceptance of the Company’s content, particularly its radio programs;
•	the ability of the Company to respond to changes in technology, standards and services that affect the radio industry;
•	the Company’s dependence on federally issued licenses subject to extensive federal regulation;
•	actions by the FCC or new legislation affecting the radio industry;
•	our dependence on selected market clusters of radio stations for a material portion of our net revenue;
•	credit risk on our accounts receivable;
•	the risk that the Company’s FCC broadcasting licenses and/or goodwill could become impaired;
•	the Company’s substantial debt levels and the potential effect of restrictive debt covenants on the Company’s operational flexibility and ability to pay dividends;
•	the failure or destruction of the internet, satellite systems and transmitter facilities that the Company depends upon to distribute its programming;
•	disruptions or security breaches of the Company’s information technology infrastructure;
•	the loss of key personnel;
•	the fact that the Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of the Company;
•	our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;
•	other economic, business, competitive, and regulatory factors affecting the businesses of the Company, including those set forth in the Company’s filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of April 29, 2019, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 4/29/19	page 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2019	2018
Net revenue	$57,687,554	$55,153,627

Operating expenses:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	47,451,182	45,512,847
Corporate general and administrative expenses (including stock-based compensation)	4,962,414	3,282,473
Transaction expenses	241,348	—
Depreciation and amortization	1,768,787	1,546,734
Change in fair value of contingent consideration	—	4,415,925
Gain on dispositions	(3,545,755)	—

Total operating expenses	50,877,976	54,757,979
Operating income	6,809,578	395,648
Non-operating income (expense):
Interest expense	(4,590,885)	(3,625,240)
Other income (expense), net	(232,583)	448,901

Income (loss) before income taxes	1,986,110	(2,780,691)
Income tax expense	632,847	380,501

Net income (loss)	$1,353,263	$(3,161,192)

Basic net income per share	$0.05	$(0.11)

Diluted net income per share	$0.05	$(0.11)

Basic common shares outstanding	27,559,748	27,717,394

Diluted common shares outstanding	27,622,809	27,717,394

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Beasley Broadcast Group, 4/29/19	page 6

Selected Balance Sheet Data – Unaudited

(in thousands)

	March 31, 2019	December 31, 2018
Cash and cash equivalents	$16,394	$13,434
Working capital	33,832	42,086
Total assets	719,305	681,085
Long term debt, net of current portion and unamortized debt issuance costs	240,751	242,777
Stockholders’ equity	$275,801	$275,034

Selected Statement of Cash Flows Data – Unaudited

	Three Months Ended March 31,
	2019	2018
Net cash provided by operating activities	$7,410,986	$4,800,998
Net cash used in investing activities	(541,132)	(1,225,996)
Net cash used in financing activities	(3,910,113)	(4,327,428)

Net increase (decrease) in cash and cash equivalents	$2,959,741	$(752,426)

Calculation of SOI – Unaudited

	Three Months Ended March 31,
	2019	2018
Net revenue	$57,687,554	$55,153,627
Station operating expenses	(47,451,182)	(45,512,847)

SOI	$10,236,372	$9,640,780

Reconciliation of Net Income (Loss) to SOI – Unaudited

	Three Months Ended March 31,
	2019	2018
Net income (loss)	$1,353,263	$(3,161,192)
Corporate general and administrative expenses	4,962,414	3,282,473
Transaction expenses	241,348	—
Depreciation and amortization	1,768,787	1,546,734
Change in fair value of contingent consideration	—	4,415,925
Loss on dispositions	(3,545,755)	—
Interest expense	4,590,885	3,625,240
Other income (expense), net	232,583	(448,901)
Income tax expense	632,847	380,501

SOI	$10,236,372	$9,640,780

Beasley Broadcast Group, 4/29/19	page 7

Reconciliation of Net Revenue to FCF

	Three Months Ended March 31,
	2019	2018
Net revenue	$57,687,554	$55,153,627
Station operating expenses	(47,451,182)	(45,512,847)
Station stock-based compensation expense	123,147	152,418
Corporate general and administrative expenses	(4,500,987)	(2,817,119)
Interest expense	(4,590,885)	(3,625,240)
Amortization of debt issuance costs	483,983	470,376
Interest income	41,891	31,483
Current income tax expenses	(166,676)	(5,297)
Capital expenditure	(1,841,132)	(1,173,496)

FCF	$(214,287)	$2,673,905

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